SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549
                              -------------------
                                   FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 13, 1999
                                                 --------------------

                       RAMTRON INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

                                  Delaware
      (State of or other jurisdiction of incorporation or organization)

                                    0-17739
                          (Commission File Number)

                                84-0962308
                  (I.R.S. Employer Identification Number)

   1850 Ramtron Drive, Colorado Springs, Colorado 80921 (719) 481-7000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

ITEM 5  -  OTHER EVENTS:

                    COMMON STOCK AND WARRANT PLACEMENT

Pursuant to the terms of fourteen Stock Purchase Agreements, each dated as of December 13, 1999, (collectively, the "Common Stock Agreements"), the Company issued and sold in a private placement to certain investors 952,853 shares of restricted Common Stock at an issue price of $5.4066 per share (the "Common Stock Purchase Price") and 1,905,706 Warrants to purchase shares of common stock at an issue price of $0.125 per warrant. The Common Stock Purchase Price was based on the five-day average close price of the Company's common stock as listed on The Nasdaq Stock Market during the five trading day period immediately prior to the date of the Stock Purchase Agreements. The private placement warrants issued to the investors included two, two-year warrants for each share of common stock purchased by such investors. The two, two-year warrants per each share of common stock consists of an A Warrant and a B Warrant with the A Warrant having an exercise price of $10.81 per share and the B Warrant having an exercise price of $16.22 per share. The resulting aggregate gross proceeds to the Company from the private placement of the common stock and warrants totaled approximately $5,389,908.

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The placement agent for approximately $3.4 million of the private placement was ACI Research out of Toronto Canada (the "Placement Agent"). The remaining $2 million of the private placement transaction was placed directly through the Company. In consideration for placing such securities, the Placement Agent received aggregate cash compensation of 6% of approximately $3.4 million of the gross proceeds received by the Company. Further, the Company also issued to the Placement Agent two-year warrants to acquire an aggregate of 71,914 shares of Common Stock with 50% of such warrants having an exercise price of $10.81 per share and the remaining 50% of such warrants having an exercise price of $16.22 per share.

The Company estimates that the aggregate net proceeds received by it from the issuance of shares of Common Stock and warrants in the private placement will be approximately $5,132,000 (after cash fees to the Placement Agent and estimated transaction expenses). The Company intends to use such funds for working capital purposes and in the continued research and development, manufacturing, and marketing of its ferroelectric random access memory (FRAM (registered trademark) and enhanced dynamic random access memory (EDRAM and ESDRAM) technologies.

                 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On December 22, 1999, the Company held its 1999 Annual Meeting of Stockholders (the "Annual Meeting") in Colorado Springs, Colorado. There was no solicitation in opposition to the management's director nominees as listed in the proxy statement, and all such nominees were elected.

At the Annual Meeting, the Company's stockholders elected the following persons as directors of the Company:

     L. David Sikes
     Greg B. Jones
     William G. Howard
     Eric A. Balzer
     Albert J. Hugo-Martinez

At the Annual Meeting, the Company's stockholders approved an amendment to the Company's 1995 Stock Option Plan to increase the number of shares available for grant under such plan by 1,200,000 shares to a cumulative total of 1,800,000 and to increase the maximum number of shares that may be awarded as options under the Plan during any calendar year to any optionee by 200,000 share.

At the Annual Meeting, the Company's stockholders also approved the ratification of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 1999.

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ITEM 7  -  FINANCIAL STATEMENTS AND EXHIBITS:

     (a)  Financial Statements - Not Applicable
     (b)  Pro-Form Financial Information - Not Applicable
     (c)  Exhibits.  The following exhibits are furnished as part of this report:

               Exhibit        Description
               -------        -----------

                4.1 Form of Common Stock and Warrant Purchase Agreement dated December 13, 1999.
                4.2           Form of Warrant
                4.3           Form of Warrant
                4.4           Common Stock and Warrant Purchase
                              Agreement dated December 13, 1999 between
                              Castle Creek Technology Partners, LLC and the Registrant.
                4.5 Warrant dated December 13, 1999 between Castle Creek Technology Partners, LLC and the Registrant.
                4.6 Warrant dated December 13, 1999 between Castle Creek Technology Partners, LLC and the Registrant.

               99.1           Press Release dated August 6, 1999.

                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           RAMTRON INTERNATIONAL CORPORATION

                                           By:  /S/ Richard L. Mohr
                                              ------------------------------
                                              Richard L. Mohr
                                              Executive Vice President and CFO
Dated December 23, 1999

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